                                TERM NOTE B

--------------------------------------------------------------------------------
Debtor's Name: Specialty Laboratories, Inc.
--------------------------------------------------------------------------------
Debtor's Address:                           Office: #210      Loan Number

2211 Michigan Avenue
Santa Monica, California 90404
                                            ------------------------------------
                                            Maturity Date:           Amount
                                            February 1, 2004         $11,000,000
--------------------------------------------------------------------------------

Santa Monica, California         $11,000,000             Date: January 23, 1998

FOR VALUE RECEIVED, on February 1, 2004 (the "Maturity Date"), the undersigned ("Debtor") promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), as indicated below, the principal sum of Eleven Million Dollars ($11,000,000), or so much thereof as is disbursed, together with interest on the balance of such principal from time to time outstanding, at the per annum rate or rates and at the times set forth below. This Term Note B (this "Note") is governed by the terms and conditions of the Amended and Restated Loan Agreement (as such term is defined hereinbelow).

1. PAYMENTS.

         PRINCIPAL PAYMENTS. Debtor shall pay principal in sixty (60) equal consecutive monthly installments, each in an amount sufficient to fully amortize the principal balance hereof by the Maturity Date, beginning February 1, 1999, and continuing on the first day of each month thereafter. The availability under this Note shall be reduced on the same day and in the same amount as each scheduled principal payment.

         INTEREST PAYMENTS. Debtor shall pay interest on the first day of each month (commencing February 1, 1998). Should interest not be paid when due, it shall become part of the principal and bear interest as herein provided. All computations of interest under this Note shall be made on the basis of a year of 360 days, for actual days elapsed.

         a. BASE INTEREST RATE. At Debtor's option, amounts outstanding hereunder in increments of at least One Hundred Thousand Dollars ($100,000) shall bear interest at a rate, based on an index selected by Debtor, equal to Bank's LIBOR Rate for the Interest Period selected by Debtor plus the LIBOR Rate Margin.

         Any Base Interest Rate may not be changed, altered or otherwise modified until the expiration of the Interest Period selected by Debtor. The exercise of interest rate options by Debtor shall be as recorded in Bank's records, which records shall be prima facie evidence of the amount borrowed as a Base Interest Rate Loan and the interest rate; provided, however, that failure of Bank to make any such notation in its records shall not discharge Debtor from its obligation to repay in full with interest all amounts borrowed. In no event shall any Interest Period extend beyond the Maturity Date.

         To exercise this option, Debtor may, from time to time with respect to principal outstanding on which the Base Interest Rate is not accruing, and on the expiration of any Interest Period with respect to principal outstanding on which the Base Interest Rate has been accruing, select an index offered by Bank for a Base Interest Rate Loan and an Interest Period by telephoning an authorized lending officer of Bank located at the banking office identified below prior to 10:00 a.m., Pacific time, on any Business Day and advising that officer of the selected index, the Interest Period and the Origination Date selected (which Origination Date shall follow the date of such selection by no more than two (2) Business Days).

         Bank will mail a written confirmation of the terms of the selection to Debtor promptly after the selection is made. Failure to send such confirmation shall not affect Bank's rights to collect interest at the rate selected. If, on the date of the selection, the index is unavailable for any reason, the selection shall be void. Bank reserves the right to fund the principal from any source of funds.

         b. VARIABLE INTEREST RATE. All principal outstanding hereunder which is not bearing interest at a Base Interest Rate shall bear interest at a rate per annum equal to the Reference Rate, which rate shall vary as and when the Reference Rate changes.

         Debtor shall pay all amounts due under this Note in lawful money of the United States at Bank's Los Angeles Headquarters Commercial Banking Office, or such other office as may be designated by Bank, from time to time.

2. LATE PAYMENTS. If any payment required by the terms of this Note shall remain unpaid ten days after same is due, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

3. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this Note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 1.b, above, calculated from the date of default until all amounts payable under this Note are paid in full.

4. PREPAYMENT.

         a. Amounts outstanding under this Note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium. Amounts outstanding under this Note bearing interest at the Base Interest Rate may only be prepaid, in whole or in part, provided that Bank has received not less than five (5) Business Days' prior written notice of an intention to make such prepayment and Debtor pays a prepayment fee to Bank in an amount equal to the present value of the product of: (i) the difference (but not less than zero) between (a) the Base Interest Rate applicable to the principal amount which Debtor intends to prepay and (b) the return which Bank could obtain if it used the amount of such prepayment of principal to purchase at bid price regularly quoted securities issued by the United States having a maturity date most closely coinciding with the relevant Base Rate Maturity Date and such securities were held by Bank until the relevant Base Rate Maturity Date ("Yield Rate"); (ii) a fraction, the numerator of which is the number of days in the period between the date of prepayment and the relevant Base Rate Maturity Date and the denominator of which is 360; and (iii) the amount of the principal so prepaid (except in the event that principal payments are required and have been made as scheduled under the terms of the Base Interest Rate Loan being prepaid, then an amount equal to the lesser of (A) the amount prepaid or (B) fifty percent (50%) of the sum of (1) the amount prepaid and (2) the amount of principal scheduled under the terms of the Base Interest Rate Loan being prepaid to be outstanding at the relevant Base Rate Maturity Date). Present value under this Note is determined by discounting the above product to present value using the Yield Rate as the annual discount factor.

         b. In no event shall Bank be obligated to make any payment or refund to Debtor, nor shall Debtor be entitled to any setoff or other claim against Bank, should the return which Bank could obtain under the above prepayment formula exceed the interest that Bank would have received if no prepayment had occurred. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive.

         c. Such prepayment fee, if any, shall also be payable if prepayment occurs as the result of the acceleration of the principal of this Note by Bank because of any default hereunder. If, following such acceleration, all or any portion of a Base Interest Rate Loan is satisfied, whether through sale of property encumbered by any security agreement or other agreement securing this Note, at a foreclosure sale held thereunder or through the tender of payment at any time following such acceleration, but prior to such a foreclosure sale, then such satisfaction shall be deemed an evasion of the prepayment conditions set forth above, and Bank shall, automatically and without notice or demand, be entitled to receive, concurrently with such satisfaction the prepayment fee set forth above, and the amount of such prepayment fee shall be added to the principal. DEBTOR HEREBY ACKNOWLEDGES AND AGREES THAT BANK WOULD NOT EXTEND THE CREDIT TO DEBTOR EVIDENCED BY THIS NOTE WITHOUT DEBTOR'S AGREEMENT, AS SET FORTH ABOVE, TO PAY BANK A PREPAYMENT FEE UPON THE SATISFACTION OF ALL OR ANY PORTION OF THE PRINCIPAL BEARING INTEREST AT THE BASE INTEREST RATE FOLLOWING THE ACCELERATION OF THE MATURITY DATE HEREOF BY REASON OF A DEFAULT. DEBTOR HAS CAUSED THOSE PERSONS SIGNING THIS NOTE ON ITS BEHALF TO SEPARATELY INITIAL THE AGREEMENT CONTAINED IN THIS PARAGRAPH BY PLACING THEIR INITIALS BELOW:

         INITIALS: /s/ [ILLEGIBLE]           /s/ [ILLEGIBLE]
                   ----------------          ----------------

5. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this Note when due and, in the case of any interest payment only, such failure shall continue for five (5) days; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this Note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor, and such breach, misrepresentation or other default, if in respect of a financial covenant which is capable of being cured, is not cured within thirty
(30) days after its occurrence; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due;
(d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief and in the case of any involuntary proceeding, the same shall not be dismissed or discharged within sixty (60) days after commencement; (e) the assignment by any Obligor for the benefit of such Obligor's creditors of any substantial part of such Obligor's property; (f) the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this Note; (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (l) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure. Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this Note immediately due and payable; however, upon the occurrence of an event of default under subsection (d), (e), (f) or (g) hereof, all principal and interest shall automatically become immediately due and payable.

6. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this Note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this Note. Debtor and any endorsers of this Note, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this Note. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this Note shall accrue until the funds are deemed collected. In any action brought under or arising out of this Note, Debtor and any Obligor, including their successors and assigns, hereby consent to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service of process by any means authorized by said state's law. The term "Bank" includes, without limitation, any holder of this Note. This Note shall be construed in accordance with and governed by the laws of the State of California. This Note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

7. DEFINITIONS. As used herein, the following terms shall have the meanings respectively set forth below: "AMENDED AND RESTATED LOAN AGREEMENT" shall mean that certain Amended and Restated Loan Agreement dated as of April 7, 1997, by and between Debtor and Bank, as amended by that certain First Amendment dated as of even date herewith and as at any time further amended, supplemented or otherwise modified or further restated. "BASE INTEREST RATE" shall mean a rate of interest based on the LIBOR Rate. "BASE INTEREST RATE LOAN" shall mean amounts outstanding under this Note that bear interest at the Base Interest Rate. "BASE RATE MATURITY DATE" shall mean the last day of the Interest Period with respect to principal outstanding under a Base Interest Rate Loan. "BUSINESS DAY" shall mean a day which is not a Saturday or Sunday on which Bank is open for business in the state identified in paragraph 6 above, and with the respect to the rate of interest based on the LIBOR Rate, on which dealings in U.S. dollar deposits outside of the United States may be carried on by Bank. "INTEREST PERIOD" shall mean any calendar period of one (1), three (3), six (6), nine (9) or, subject to availability, twelve (12) months. In determining an Interest Period, a month means a period that starts on one Business Day in a month and ends on and includes the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Interest Period which would otherwise end on a non-Business Day shall end on the next succeeding Business Day unless that is the first day of a month, in which event such Interest Period shall end on the next preceding Business Day. In no event shall any Interest Period extend beyond the Maturity Date. "LIBOR RATE" shall mean a per annum rate of interest (rounded upward, if necessary, to the nearest 1/100 of 1%) at which dollar deposits, in immediately available funds and in lawful money of the United States would be offered to Bank, outside of the United States, for a term coinciding with the Interest Period selected by Debtor and for an amount equal to the amount of principal covered by Debtor's interest rate selection, plus Bank's costs, including the cost, if any of reserve requirements. "LIBOR RATE MARGIN" shall mean, (i) two and three-quarters percent (2-3/4%) per annum, effective on the first day of the month following the month in which Bank receives a Financial Statement (as such term is defined in the Amended and Restated Loan Agreement) from Debtor demonstrating that the ratio of Debtor's Funded Indebtedness to EBITDA for the fiscal period covered thereby was greater than 2.25 to 1.00, (ii) two and forty-five one hundredths percent (2.45%) per annum, effective on the first day of the month following the month in which Bank receives a Financial Statement from Debtor demonstrating that the ratio of Debtor's Funded Indebtedness to EBITDA for the fiscal period covered thereby was less than or equal to 2.25 to 1.00 but greater than 1.50 to 1.00 and (iii) two percent (2%) per annum, effective on the first day of the month following the month in which Bank receives a Financial Statement from Debtor demonstrating that the ratio of Debtor's Funded Indebtedness to EBITDA for the fiscal period covered thereby was less than or equal to 1.50 to 1.00; provided, however, that (x) if at any time there exists an Event of Default under the Amended and Restated Loan Agreement, or any event which, with notice or the lapse of time, or both, would become an Event of Default under the Amended and Restated Loan Agreement or (y) if
Debtor fails to deliver any Financial Statement to Bank within the required time period set forth in the Amended and Restated Loan Agreement, then the ratio of Debtor's Funded Indebtedness to EBITDA shall be deemed to be greater than 2.25 to 1.00 until such Event of Default or unmatured Event of Default is cured or otherwise waived by Bank or such Financial Statement is delivered to Bank, as the case may be; and provided further, however, that the LIBOR
Rate Margin shall never be a negative number. "ORIGINATION DATE" shall mean the Business Day on which funds are made available to Debtor relating to Debtor's selection of the Base Interest Rate. "REFERENCE RATE" shall mean the rate announced by Bank from time to time at its corporate headquarters as its Reference Rate. The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.


SPECIALTY LABORATORIES, INC.

By  [ILLEGIBLE]
  -----------------------------------

Title  President
     --------------------------------


By  [ILLEGIBLE]
  -----------------------------------

Title  V.P. Finance and Treasurer
     --------------------------------